EXHIBIT 99.1

                      IEXALT, INC. COMPLETES ACQUISITION OF
                           CHRISTIAN TIMES NEWSPAPERS

  ACQUISITION PROVIDES FOUNDATION FOR NATIONWIDE CHAIN OF REGIONAL CHRISTIAN
                                   NEWSPAPERS

HOUSTON (July 12, 2000) - iExalt, Inc. (OTC BB: IXLT), a Christian products and services company with significant Internet-related activities, announced today that it has acquired Keener Communications Group, publisher of the award-winning CHRISTIAN TIMES newspapers. CHRISTIAN TIMES is regarded as the largest and one of the most successful regional Christian newspapers in the Christian Newspaper Association. As a result of this acquisition, iExalt's annualized gross revenues will increase to approximately $9.5 million.

"Since our formation, iExalt's strategy has been to acquire or develop resources that provide relevant content to our customers in an efficient manner while taking advantage of the synergies we have among our various operating divisions," said Jack I. Tompkins, iExalt's Chairman and Chief Executive Officer. "In addition to providing another cost-free avenue for advertising the entire line of iExalt products and services, CHRISTIAN TIMES provides a valuable source of content for iExalt's online event resources.

"Because of these synergies, we plan to develop a nationwide chain of regional Christian newspapers that will further enhance our content and drive traffic to our web sites," Tompkins continued. "iExalt's CHRISTIAN HAPPENINGS magazine will directly benefit from CHRISTIAN TIMES' extensive coverage of local Christian events. The combined annual distribution of these two publications is more than four million in 26 markets nationwide, which in turn will help increase the exposure of our online events calendar, WWW.IEVENTS.NET."

CHRISTIAN TIMES is published in eight regional editions in California with a monthly circulation of approximately 180,000 copies. Distributed through churches and individual subscriptions, the newspaper reports on current events from a Christian perspective, focusing on traditional family values and church trends. News and information is also available online at WWW.CHRISTIANTIMES.COM.

Lamar Keener has been named president and chief executive officer of iExalt's Christian Times division. His wife, Theresa Keener, will also maintain her active role in the publishing company. The husband and wife team began publishing CHRISTIAN TIMES in 1988 after acquiring a small Christian classified shopper in San Diego. Under their leadership, CHRISTIAN TIMES has received six merit awards from the Evangelical Press Association.

"We are pleased to welcome Lamar and Theresa to the iExalt family," Tompkins continued. "Their experience will be valuable as we develop new regional Christian newspapers and expand our market reach from coast to coast."

iExalt, Inc. operates a global network designed to meet the needs of Christian families, businesses, schools and other organizations. The company's primary product lines are online resources designed to create a safe Internet environment including filtered Internet access and content management software. iExalt's family of companies also includes an electronic
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publishing division; Christian magazines, newspapers and an events calendar; a
Christian speaker's bureau; a daily radio program; a purchasing association; and healthcare management services for senior adults. For more information and a complete list of the company's web sites, visit WWW.IEXALT.COM, "THE CHRISTIAN'S GATEWAY TO THE WEB."

THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES," OR BY DISCUSSIONS OF STRATEGY THAT INVOLVES RISK AND UNCERTAINTY. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE DISCUSSIONS OF THE COMPANY'S GROWTH, OPERATING STRATEGIES AND EXPECTATIONS CONCERNING MARKET POSITION, FUTURE OPERATIONS, MARGINS, REVENUE, PROFITABILITY, HISTORICAL FACTS, ARE ONLY PREDICTIONS. THERE CAN BE NO ASSURANCE THAT ANY OF THESE EXPECTATIONS WILL BE REALIZED OR THAT ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL PROVE TO BE ACCURATE.

INVESTOR CONTACT:             MEDIA CONTACT:
  SHARON KIMMEL                 DON KING
  IEXALT, INC.                  BATES CHURCHILL INVESTOR RELATIONS
  281-600-4000                  713-267-7280
  SKIMMEL@IEXALT.NET

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